Exhibit 21 to Annual Report
on Form 10-K
for Fiscal Year Ended June 30, 2022
by Parker-Hannifin Corporation

Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the following subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Organization
UNITED STATES
Parker-Hannifin International Corp.	Delaware
LORD Technol, Inc.	Delaware
Parker-Seahawk Acquisitions, LLC	Delaware
Purolator Facet, Inc.	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Intangibles LLC	Delaware
Baldwin Filters, Inc.	Delaware
Total Filtration Services, Inc.	Ohio
Parker Royalty Partnership	Ohio
LORD Corporation	Pennslyvania
Exotic Metals Forming Company LLC	Washington

INTERNATIONAL
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin (Bermuda) Ltd.	Bermuda
Parker Hannifin Partner I GP	Bermuda
Parker Hannifin Partner II GP	Bermuda
Parker Hannifin Indústria e Comércio Ltda.	Brazil
Parker Hannifin Canada	Canada
Parker Hannifin Motion & Control (Shanghai) Co. Ltd. (派克汉尼汾流体传动产品（上海）有限公司)	China
LORD Chemical (Shanghai) Co., Ltd.	China
Weifang Parker Hannifin Filtration Products and Systems Co., Ltd. 潍坊派克汉尼汾过滤系统有限公司	China
LORD International Trading (Shanghai) Co., Ltd.	China
Parker Hannifin Manufacturing France SAS	France
Parker Hannifin France SAS	France
Parker Hannifin France Holding SAS	France
Parker Hannifin Manufacturing Germany GmbH & Co. KG	Germany
LORD Germany GmbH	Germany
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin (Gibraltar) Holding Limited	Gibraltar
Parker Hannifin (Gibraltar) Acquisitions Limited	Gibraltar
LORD Asia International Limited	Hong Kong
Parker Hannifin Hong Kong, Ltd.	Hong Kong
LORD India Private Limited	India
Parker Hannifin India Private Ltd.	India

Name of Subsidiary	State/Country of Organization
Parker Hannifin Manufacturing srl	Italy
Parker Hannifin Italy S.R.L.	Italy
Taiyo, Ltd.	Japan
Parker Korea Ltd.	Korea, Republic of
Parker Hannifin Holding EMEA S.a.r.l.	Luxembourg
Parker Hannifin Partnership S.C.S.	Luxembourg
Parker Hannifin Global Capital Management S.a.r.l	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a.r.l.	Luxembourg
Parker Hannifin Lux FinCo S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.à r.l.	Luxembourg
Parker Hannifin Luxembourg Investments 1 S.a.r.l.	Luxembourg
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico
Parker Industrial, S. de R.L. de C.V.	Mexico
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
PECOFacet (Holland) B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Lord Holdings (Asia) B.V.	Netherlands
Parker Hannifin (Clarcor Filtration) Holding B.V.	Netherlands
LORD Europe B.V.	Netherlands
Parker Hannifin Singapore Private Limited	Singapore
Parker Hannifin Sweden Holding Co AB	Sweden
Parker Hannifin Manufacturing Sweden AB	Sweden
PH Swiss Investments Sàrl	Switzerland
Parker Hannifin La Tuilière Sàrl	Switzerland
Parker Hannifin EMEA S.a. r.l.	Switzerland
Domnick Hunter Group Limited	United Kingdom
Alenco (Holdings) Limited	United Kingdom
Altair (UK) Limited	United Kingdom
Parker Hannifin Industries Limited	United Kingdom
Parker Hannifin Limited	United Kingdom
Parker Hannifin Manufacturing Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom
Parker Hannifin (GB) Limited	United Kingdom
Olaer Group Limited	United Kingdom
Parker Hannifin Manufacturing (UK) Limited	United Kingdom